UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________________________

Date of Report

May 8, 2013

(Date of earliest event reported)

ERBA Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14798	11-3500746
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

14100 NW 57th Court		33014
Miami Lakes, Florida		(Zip Code)
(Address of principal executive offices)

(305) 324-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On May 8, 2013, Sanjiv Suri was appointed to the Company’s Board of Directors, to fill the vacancy on the Board of Directors created when the Company’s Board of Directors voted unanimously to increase the size of the Company’s Board of Directors from six to seven directors.

Mr. Suri is President International Business of ERBA Diagnostics Mannheim GmbH (“ERBA Diagnostics Mannheim”).

ERBA Diagnostics Mannheim beneficially owns, directly or indirectly, approximately 82.4% of the outstanding shares of the Company’s common stock. As previously reported, the Company and ERBA Diagnostics Mannheim, and its affiliates, have engaged in and are currently engaged in a number of commercial transactions.

Mr. Suri is not deemed to be an “independent” director of the Company under the NYSE MKT’s rules relating to the independence of directors because of his employment with ERBA Diagnostics Mannheim. Therefore, Mr. Suri will not receive any compensation for his service on the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERBA Diagnostics, Inc.

Dated: May 13, 2013	By: /s/ Kevin Clark
Kevin Clark,
President, Chief Executive Officer
and Chief Operating Officer